Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-20925, 333-39974, 333-33760, 333-80691, 333-28435 and 333-107005) of Pharmaceutical Product Development, Inc. and its subsidiaries of our report dated January 25, 2002 relating to the consolidated statement of operations, of shareholders’ equity and of cash flows for the year ended December 31, 2001, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

February 24, 2004